Exhibit 10.21

                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT ("Agreement"), by and between INFICON Holding AG, a corporation of Switzerland ("Company"), and Lukas Winkler ("Executive") is effective as of January 1, 2004 (the "Effective Date"). In consideration of the mutual covenants set forth herein, the Company and the Executive hereby agree as follows:

      1. Employment. The Company hereby agrees to employ the Executive, and the Executive agrees to serve the Company, in the capacities described herein during the Period of Employment (as defined in Section 2 of this Agreement), in accordance with the terms and conditions of this Agreement.

      2. Period of Employment. The term "Period of Employment" shall mean the period which commences on the Effective Date and, unless earlier terminated pursuant to Section 6, ends on January 1, 2005; provided, however, that the Period of Employment shall automatically be extended by one year effective January 1, 2005 and each year thereafter until such date as either the Company or the Executive shall have terminated such automatic extension provision by giving written notice to the other at least 180 days prior to the end of the initial Period of Employment or any extension thereof.

      3. Duties During the Period of Employment.

            (a) Duties. During the Period of Employment, the Executive shall be employed as the [President and Chief Executive Officer] of the Company with overall charge and responsibility for the business and affairs of the Company. The Executive shall report directly to the Company's Board and shall perform such duties as the Executive shall reasonably be directed to perform by the Board. Executive may (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures and fulfill speaking engagements, or (iii) manage personal investments, so long as such activities under clauses (i), (ii) and (iii) do not interfere, in any substantive respect, with the Executive's responsibilities hereunder.

            (b) Scope. During the Period of Employment, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote substantially all of his business time and attention to the business and affairs of the Company.

      4. Compensation and Other Payments.

            (a) Salary. During the Period of Employment, the Company shall pay the Executive an annualized base salary of not less than One Hundred Eighty Thousand Dollars ($180,000) per year (the "U.S. Base Salary"). The Executive's Base Salary shall be paid in accordance with the Company's executive payroll policy with the additional amount of 78,000 SFr of base salary being paid in Switzerland to insure the continued participation of the executive in the Swiss Pension Fund. The Base Salary shall be reviewed by the Compensation Committee of the Board (the "Committee") as soon as practicable after the end of each of the Company's fiscal years during the Period of Employment. Based upon such reviews, the Committee may increase, but shall not decrease, the Base Salary. Any increase in Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement.

            (b) Annual Bonus. The Executive shall participate in the Company's incentive compensation plan, with a target bonus of fifty (50%) percent of U.S. Base Salary and a maximum bonus of one hundred (100%) percent of U.S. Base Salary. The Executive shall be paid his annual bonus no later than other senior executives of the Company are paid their annual bonuses.

            (c) Stock Options. On the Effective Date, the Employer shall grant the Executive a non-qualified option to purchase four thousand (4,000) shares of the common stock of the Employer. Such stock option shall be granted in accordance with and pursuant to the terms of the Employer's Management Stock Option Plan. The stock option shall be granted at an exercise price equal to the "fair market value" of such common stock of the Employer on the Effective Date. The stock option shall vest and become exercisable in twenty-five (25%) percent increments on each of the four (4) annual anniversaries of the Effective Date.

      5. Other Executive Benefits.

            (a) Regular Reimbursed Business Expenses. The Company shall promptly reimburse the Executive for all expenses and disbursements reasonably incurred by the Executive in the performance of his duties hereunder during the Period of Employment.

            (b) Benefit Plans; Vacation. The Executive and his eligible family members shall be entitled to participate, on terms no less favorable to the Executive than the terms offered to other senior executives of the Company, in any group and/or executive life, hospitalization or disability insurance plan, health program, vacation policy, pension, profit sharing, 401(k) and similar benefit plans (qualified, non-qualified and supplemental) or other fringe benefits of the Company. The Executive shall be entitled to five (5) weeks of vacation during each of the Company's fiscal years (pro rated for any partial fiscal years).

            (c) Perquisites. The Company shall provide the Executive such perquisites of employment as are commonly provided to other senior executives of the Company.

      6. Termination.

            (a) Death or Disability. This Agreement and the Period of Employment shall terminate automatically upon the Executive's death. If the Company determines in good faith that the Disability of the Executive has occurred (pursuant to the definition of "Disability" set forth below), it may give to the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the thirtieth day after receipt by the Executive of such notice given at any time after a period of one hundred twenty (120) consecutive days of Disability or a period of one hundred eighty (180) days of Disability within any twelve (12) consecutive months, and, in either case, while such Disability is continuing ("Disability Effective Date"); provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" means the Executive's inability to substantially perform his duties hereunder, with reasonable accommodation, as evidenced by a certificate signed either by a physician mutually acceptable to the Company and the Executive or, if the Company and the Executive cannot agree upon a physician, by a physician selected by agreement of a physician designated by the Company and a physician designated by the Executive; provided, however, that if such physicians cannot agree upon a third physician within thirty (30) days, such third physician shall be designated by the American Arbitration Association.

            (b) By the Company for Cause. During the Period of Employment after the Effective Date, the Company may terminate the Executive's employment immediately for "Cause." For purposes of this Agreement, "Cause" shall mean that
Executive:


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

                  (i) shall have been indicted (or the equivalent thereof) for any felony including, but not limited to, a felony involving fraud, theft, misappropriation, dishonesty, or embezzlement;

                  (ii) shall have committed intentional acts of misconduct that materially impair the goodwill or business of the Employer or cause material damage to its property, goodwill, or business; or

                  (iii) shall have refused to, or willfully failed to, perform his material duties hereunder; provided, however, that no termination under this subparagraph (iii) shall be effective unless the Executive does not cure such refusal or failure to the Employer's reasonable satisfaction as soon as practicable after the Employer gives the Executive written notice identifying such refusal or failure (and, in any event, within thirty (30) calendar days after receipt of such written notice).

            Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless he has (i) had ten (10) days' written notice setting forth the reasons for the Company's intention to terminate for Cause,
(ii) had an opportunity (with his attorney) to be heard before the Board, and
(iii) received a notice of termination from the Board stating that in the opinion of a majority of the full Board that Executive is guilty of conduct of a type set forth above and specifying the particulars thereof.

            (c) By Executive for Good Reason. During the Period of Employment, the Executive's employment hereunder may be terminated by the Executive for Good Reason upon fifteen (15) days' written notice. For purposes of this Agreement, "Good Reason" shall mean (i) diminution in Executive's titles, (ii) the assignment of duties to Executive that are materially and adversely inconsistent with Executive's positions, (iii) any material diminution in Executive's authority, responsibility or reporting lines, or (iv) reduction in Executive's Base Salary.

            (d) Other than for Cause or Good Reason. The Executive or the Company may terminate this Agreement for any reason other than for Good Reason or Cause, respectively, upon thirty (30) days written notice to the Company or Executive, as the case may be. If the Executive terminates the Agreement for any reason, he shall have no liability to the Company or its subsidiaries or affiliates as a result thereof. If the Company terminates the Agreement, or if the Agreement terminates because of the death of the Executive, the obligations of the Company shall be as set forth in Section 7 hereof.

            (e) Notice of Termination. Any termination by the Company or by the Executive shall be communicated by a Notice of Termination to the other party hereto given in accordance with Section 16(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail, if necessary, the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date. The failure by the Executive or Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of the basis for termination shall not waive any right of such party hereunder or preclude such party from asserting such fact or circumstance in enforcing his or its rights hereunder.

            (f) Date of Termination. "Date of Termination" means the date specified in the Notice of Termination; provided, however, that if the Executive's employment is terminated


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

by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

      7. Obligations of the Company Upon Termination. The following provisions describe the obligations of the Company to the Executive under this Agreement upon termination of his employment. However, except as explicitly provided in this Agreement, nothing in this Agreement shall limit or otherwise adversely affect any rights which the Executive may have under applicable law, under any other agreement with the Company, or under any compensation or benefit plan, program, policy or practice of the Company.

            (a) Termination by the Company for Cause or by the Executive without Good Reason. If the Executive's employment is terminated by the company for Cause or by the Executive without Good Reason, he shall be entitled to his Base Salary and accrued vacation through his Date of Termination and all vested benefits under the terms of the Company's employee benefit plans. Any vested but unexercised options may be exercised by the Executive for 90 days following the Date of Termination without Good Reason. If termination is for Cause, all unexercised options will be immediately forfeited.

            (b) Termination by the Company without Cause or by the Executive for Good Reason. If the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, he shall be entitled to:

                  (i) A lump sum equal to twelve (12) months of his Base Salary at the time of termination.

                  (ii) All vested benefits under the terms of the Company's employee benefit plans.

                  (iii) Medical coverage for the Executive and his eligible dependents will be continued for twelve (12) months.

                  (iv) The Executive shall be fully vested in all options and other equity based awards and any unexercised options shall remain outstanding until the earlier of twelve (12) months from the Date of Termination or the end of their original term.

            (c) Termination by the Company without Cause or by the Executive for Good Reason after a Change in Control. If the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason after a Change in Control, he shall be entitled to:

                  (i) A lump sum equal to two (2) time the sum of:(i) the greater of (A) the highest amount of Base Salary paid to the Executive during any Company fiscal year during the Period of Employment; or (B) the Base Salary that the Executive is earning immediately prior to his termination; plus (ii) an amount equal to the target bonus opportunity available under the Company incentive compensation plan for the fiscal year during which the Date of Termination occurs.

                  (ii) All vested benefits under the terms of the Company's employee benefit plans.

                  (iii) Medical, dental, disability and active life coverage for the Executive and his eligible dependents will be continued for two (2) years.


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

                  (iv) The Executive shall be fully vested in all options and other equity based awards and any unexercised options shall remain outstanding for the remainder of their original term.

            (d) Death or Disability. If the Executive's employment terminates due to his death or Disability, he (or his estate) shall receive his Base Salary and accrued vacation through the Date of Termination and all vested benefits under the terms of the Company's employee benefit plans. In addition, all options and other equity based awards shall become fully vested and shall remain exercisable until the earlier of 1 year from the Date of Termination or the end of their original term.

      8. Change in Control.

            (a) In the event of a Change in Control of the Company: (i) all prior grants to the Executive of options and other equity based awards shall become fully vested (and, if applicable, shall remain exercisable through the end of their respective full original terms); and (ii) the Executive shall be entitled to receive any other Change in Control protection applicable to other senior executives of the Company, except to the extent that the application thereof would reduce the Executive's rights or benefits under this Agreement.

            (b) For purposes of this Agreement, a Change in Control shall be deemed to have occurred if:

                  (i) a person, corporation, entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (other than the Company or any of its subsidiaries, or a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries) acquires, directly or indirectly, the beneficial ownership of 50% or more of the issued and outstanding voting stock of the Company in a single transaction or series of transactions, excluding shares of voting stock acquired by the surviving or succeeding corporation in a merger, consolidation or similar transaction to which the Company is a party;

                  (ii) the Company is a party to a merger, consolidation or similar transaction, and following the effect time of such transaction, the holders of the issued and outstanding voting stock of the Company immediately prior to such transaction beneficially own less than 50% of the issued and outstanding voting securities of the surviving or succeeding corporation;

                  (iii) the sale or the disposition of substantially all of the assets of the Company and its subsidiaries; or

                  (iv) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease to constitute at least a majority of the Board; provided, however, that any individual who, subsequent to the date hereof, becomes a director with the approval of a majority of the Incumbent Board shall thereafter be deemed to be a member of the Incumbent Board unless such individual assumes his position as director (A) as a result of an actual or threatened election contest or actual or threatened solicitation of proxies or consents; or
      (B) as part of the replacement of a majority of the Board in connection with a merger, consolidation or similar transaction to which the Company is a party.

Notwithstanding the foregoing, in no event shall a Change in Control be deemed to have occurred, with respect to the Executive, if the Executive is part of a purchasing group which


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

consummates the Change in Control transaction. The Executive shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Executive is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (A) passive ownership of less than 5% of the stock of the purchasing company; or (B) ownership of equity participation in the purchasing company or group which is otherwise deemed to be significant, as determined prior to the Change in Control by a majority of the nonemployee members of the Incumbent Board).

      9. Mitigation. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. Any severance benefits payable to the Executive shall not be subject to reduction for any compensation received from other employment.

      10. Indemnification. The Company shall maintain, for the benefit of the Executive, director and officer liability insurance in form at least as comprehensive as, and in an amount that is at least equal to, that maintained by the Company on the Effective Date. In addition, the Executive shall be indemnified by the Company against liability as an officer and director of the Company and any subsidiary or affiliate of the Company to the maximum extent permitted by applicable law. The Executive's rights under this Section 10 shall continue so long as he may be subject to such liability, whether or not this Agreement may have terminated prior thereto.

      11. Restrictive Covenants.

            (a) Noncompete. The Executive agrees that during the period of the Executive's employment with the Company and for a period of two (2) years thereafter (the "Noncompetition Period"), the Executive shall not in any manner, directly or indirectly, through any person, firm or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or consultant to any other corporation or enterprise or otherwise, engage or be engaged, or assist any other person, firm, corporation or enterprise in engaging or be engaged, in any business of the company or any of its subsidiaries as of the termination of the Executive's employment in any geographic area in which the Company or any of its subsidiaries is then conducting such business; provided however, that nothing herein shall preclude the Executive from owning up to 2% of the equity of any publicly traded company.

            (b) Nonsolicitation. During the Noncompetition Period, the Executive shall not in any manner, directly or indirectly, induce or attempt to induce any employee of the Company or any of its subsidiaries to terminate or abandon his or her employment for any purposes whatsoever.

            (c) Confidentiality. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or subsidiaries, which shall have been obtained by the Executive pursuant to his employment by the Company or any of its subsidiaries and which shall not have become public knowledge (other than be acts by the Executive or his representatives in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

      12. Remedy for Violation of Section 11. The Executive acknowledges that the Company has no adequate remedy at law and will be irreparably harmed if the Executive breaches or threatens to breach the provisions of Section 11 of this Agreement, and, therefore,


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

agrees that the Company shall be entitled to injunctive relief to prevent any breach or threatened breach of such Section and that the Company shall be entitled to specific performance of the terms of such Section in addition to any other legal or equitable remedy it may have. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement.

      13. Withholding. Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive shall be subject to withholding, at the time payments are actually made to the Executive and received by him, of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provision for payment of taxes as required by law, provided that it is satisfied that all requirements of law as to its responsibilities to withhold such taxes have been satisfied.

      14. Arbitration. Any dispute or controversy between the Company and the Executive, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration administered by the American Arbitration Association ("AAA") in accordance with its Commercial Arbitration Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration shall be held before a single arbitrator who shall be selected by the mutual agreement of the Company and the Executive, unless the parties are unable to agree to an arbitrator, in which case, the arbitrator will be selected under the procedures of the AAA. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and the Executive. The Company and the Executive acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The arbitration proceeding shall be conducted in Syracuse or such other location to which the parties may agree. The Company shall pay the costs of any arbitrator appointed hereunder.

      15. Successors.

            (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs and legal representatives.

            (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

            (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation, or


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

otherwise) to all or a substantial portion of its assets, by agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no such succession had taken place. Regardless of whether such an agreement is executed, this Agreement shall be binding upon any successor of the Company in accordance with the operation of law, and such successor shall be deemed the "Company" for purposes of this Agreement.

            (d) As used in this Agreement, the term "Company" shall include any successor to the Company's business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

      16. Miscellaneous.

            (a) This Agreement shall be governed by and construed in accordance with the laws of New York, without reference to principles of conflicts of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

            (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party, by overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:
                  At the most recent address on file with the Company

                  If to the Company:
                  INFICON Holding AG
                  c/o INFICON Inc.
                  Two Technology Place
                  East Syracuse, New York  13057

or to such other address as either of the parties shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

            (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            (d) Any party's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision hereof.

            (e) This Agreement supersedes any prior employment agreement or understandings, written or oral between the Company and the Executive and contains the entire understanding of the Company and the Executive with respect to the subject matter hereof.

            (f) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [signature page follows]


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

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates written below.

                                              INFICON Holding AG


                                              By: /s/ John Grad
                                                 -------------------------------
                                              Title:
                                                    ----------------------------
                                              Date:
                                                    ----------------------------

                                              LUKAS WINKLER


                                                  /s/ Lukas Winkler
                                              ----------------------------------
                                              Date:
                                                   -----------------------------


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